UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed on a Form 8-K that was filed with the Securities and Exchange Commission on March 19, 2012, Kforce Inc. (the “Firm”) entered into a Stock Purchase Agreement (the “Agreement”) on March 17, 2012 to sell all of the issued and outstanding stock of Kforce Clinical Research, Inc. (“KCR”) to inVentiv Health, Inc. (the “Purchaser”). On March 30, 2012 and effective as of March 31, 2012, the Firm closed the sale of KCR to the Purchaser for a total cash purchase price of $50.0 million, subject to a post-closing working capital adjustment. In connection with the Agreement, the Firm has agreed to provide certain post-closing transitional services for a period not to exceed 18 months.

KCR is engaged in the business of providing functional outsourcing solutions for clinical research as well as contingent contract staffing and permanent placement of clinical research personnel to pharmaceutical and biotechnology companies.

Other than in respect of the Agreement, the post-closing transitional services and certain related agreements, the Firm, its subsidiaries, its directors and officers and the associates of such directors and officers have no material relationship with the Purchaser.

Item 9.01	Financial Statements and Exhibits.

(b)	The first paragraph of Item 2.01 above is incorporated by reference herein.

The unaudited pro forma condensed consolidated balance sheet of the Firm as of December 31, 2011 and the unaudited pro forma condensed consolidated statement of operations of the Firm for the years ended December 31, 2011, 2010 and 2009 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. The unaudited pro forma condensed consolidated balance sheet of the Firm as of December 31, 2011 gives effect to the transaction as if it had occurred on December 31, 2011. The unaudited pro form condensed consolidated statement of operations for the years ended December 31, 2011, 2010 and 2009 give effect to the transaction as if it had occurred on January 1, 2009. In order to derive the pro forma financial information, the historical results of the Firm have been adjusted to eliminate the assets, liabilities and results of operations of the KCR segment, which have historically been consolidated by the Firm. Pro forma adjustments are described in the notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances; however, actual amounts could differ. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the disposition been consummated as of the dates indicated or of the results that may be obtained in the future. The Firm will account for the sale of KCR as a discontinued operation for all periods presented beginning with the first quarter of fiscal 2012.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes thereto should be read in conjunction with, and are qualified by, the historical financial statements and notes thereto of the Firm. The Firm’s historical financial statements are included in its Annual Report on Form 10-K for the year ended December 31, 2011.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated financial statements of the Firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

April 5, 2012	By:	/s/ Joseph J. Liberatore
Joseph J. Liberatore,
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

KFORCE INC.
(Registrant)

April 5, 2012	By:	/s/ Jeffrey B. Hackman
Jeffrey B. Hackman,
Vice President, Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

99.1	Unaudited pro forma condensed consolidated financial statements of the Firm.